UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  December 19, 2008

Inovio Biomedical Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-14888	33-0969592
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11494 Sorrento Valley Road, San Diego, California	92121-1318
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (858) 597-6006

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On December 19, 2008, Inovio Biomedical Corporation’s wholly-owned subsidiary Genetronics, Inc. (“Genetronics”) accepted an offer by UBS AG (“UBS”) of certain rights to cause UBS to purchase, at a future date, auction rate securities owned by Genetronics.  The repurchase rights are offered in connection with UBS’s obligations under settlement agreements with the U.S. Securities and Exchange Commission and other federal and state regulatory authorities.  The offering, the settlement agreements, and the respective rights and obligations of the parties, are described in a prospectus issued by UBS dated October 7, 2008, File No. 333-153882 (the “Prospectus”).   As a result of accepting UBS’s offer, Genetronics can require UBS to repurchase at par value all of the auction rate securities held by Genetronics at any time during the period from June 30, 2010 through July 2, 2012 (if Genetronics’ auction rate securities have not previously been sold by Genetronics or by UBS on its behalf).

In connection with the Prospectus offering, Genetronics also amended its existing loan agreement with UBS Bank USA, the terms of which was previously disclosed on a Current Report on Form 8-K filed August 28, 2008.  The amended loan agreement provides Genetronics with a credit line of up to $12.1 million, with Genetronics’ auction rate securities pledged as collateral.  Genetronics drew down the full amount of the credit line on December 23, 2008.  In accordance with the offering by UBS, the loan will be treated as a “no net cost loan” as defined in the Prospectus.  The loan will bear interest at a rate equal to the average rate of interest paid to Genetronics on the pledged auction rate securities such that the net interest cost to Genetronics will be zero.  Though the loan is payable on demand, if UBS Bank should exercise its right to demand repayment of any portion of the loan prior to the date Genetronics can exercise its repurchase rights, UBS and certain of its affiliates will arrange for alternative financing on terms and conditions substantially the same as those contained in the loan, except in limited circumstances.  If alternative financing cannot be established, then UBS or one of its affiliates will purchase Genetronics’ pledged auction rate securities at par.  As a result, the loan and any alternative financing should not be payable by Genetronics prior to the time that Genetronics can require UBS to repurchase the pledged auction rate securities. Genetronics expects to repay the loan with the proceeds from the repurchase.  Proceeds of sales of Genetronics’ auction rate securities will first be applied to repayment of the credit line with the balance, if any, for Genetronics’ account.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference in response to this Item 2.03.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits

10.1	Addendum to Credit Line Account Application and Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 23, 2008

INOVIO BIOMEDICAL CORPORATION

By:	/s/ Peter Kies
Peter Kies, Chief Financial Officer